Exhibit 4.2

                  AMENDMENT AGREEMENT

           This AMENDMENT AGREEMENT, dated as of June 26, 1997 (the "Agreement"), is among Specialty Retailers, Inc. (the "Borrower"), Stage Stores, Inc. (the "Parent"), the banks named therein (the "Banks") and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Swingline Bank and L/C Bank (the "Administrative Agent").


                 PRELIMINARY STATEMENT

            WHEREAS, the Borrower, the Parent, the Banks and the Administrative Agent are parties to the Credit Agreement, dated as of June 17, 1997 (the "Credit Agreement");

           WHEREAS, the Company has requested the amendment of certain provisions set forth in the Credit Agreement;

            WHEREAS, the Banks have agreed to amend the specific provisions set forth herein under the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:


           SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

           SECTION 2.     Amendments.   The Banks hereby agree to  amend
the Credit Agreement as follows:

      (a)   The definition of "Receivables Program Documents" in Section
1.1 of the Credit Agreement is hereby amended by adding the following after the words "created in the future" in the third line thereof:

           "(including, without limitation, any such program of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition)"; and

      (b) Section 6.2(f) of the Credit Agreement is hereby amended by deleting the words "incurred in the ordinary course of business" in the first line thereof.

           Except as otherwise specified above, there is no amendment of any other term, condition or provision of the Credit Agreement all of which are hereby ratified and confirmed by the Borrower and the Parent.



           SECTION 3. Representations and Warranties; No Defaults. Each Loan Party hereby represents and warrants that after giving effect to the amendments set forth in Section 2 of this Agreement, (a) the representations and warranties contained in the Credit Agreement and Loan Documents are correct on the effective date of this Agreement, and
(b) no Default or Event of Default has occurred or is continuing on the date hereof and on the effective date of this Agreement.

           SECTION 4. Counterparts. This Agreement (a) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, (b) shall be effective only in this specific instance for the specific purpose set forth herein, and (c) does not allow any other or further departure from the terms of the Credit Agreement or the Loan Documents, which terms shall continue in full force and effect.

           SECTION 5. Conditions to Effectiveness. This Agreement shall become effective as of the date hereof when copies hereof, when taken together, bearing the signatures of each of the parties hereto have been received by the Agent.

           SECTION 6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first written above.

                         SPECIALTY RETAILERS, INC.


                         By: /s/ Mark A. Hess
                               Name:  Mark A. Hess
                               Title: Vice President


                         STAGE STORES, INC.


                         By: /s/ Mark A. Hess
                               Name: Mark A. Hess
                               Title: Vice President



                         CREDIT SUISSE FIRST BOSTON,
                            as  Administrative Agent, Collateral
                            Agent,
                            Swingline Bank and L/C Bank


                         By: /s/ Chris T. Horgan
                               Name: Chris T. Horgan
                               Title: Vice President

                         By: /s/ Kristin Lepri
                               Name: Kristin Lepri
                               Title: Associate


                         BANQUE PARIBAS


                         By: /s/ Scott Clingan
                               Name: Scott Clingan
                               Title: Vice President

                         By: /s/ Larry Robinson
                               Name: Larry Robinson
                               Title: Vice President

                         CREDITANSTALT BANKVEREIN


                         By: /s/ Carl G. Drake
                               Name: Carl G. Drake
                               Title: Senior Associate

                         By: /s/ Robert Biringer
                               Name: Robert Biringer
                               Title: SVP



                         DEUTSCHE BANK AG, NEW YORK BRANCH
                           AND/OR CAYMAN ISLANDS BRANCH


                         By: /s/ Susan O'Connor
                               Name: Susan O'Connor
                               Title: Director

                         By: /s/ Joel D. Makowsky
                               Name: Joel D. Makowsky
                               Title: Assistant Vice President



                         HIBERNIA NATIONAL BANK


                         By: /s/ Troy J. Villafarra
                               Name: Troy J. Villafarra
                               Title: Vice President



                          IMPERIAL  BANK,  A  CALIFORNIA  BANKING
                          CORPORATION


                         By: /s/ Ray Vadalma
                               Name: Ray Vadalma
                               Title: Senior Vice President





                         ROYAL BANK OF SCOTLAND


                         By: /s/ Derek Bonnar
                               Name: Derek Bonnar
                               Title: Vice President



                         THE FUJI BANK, LIMITED


                         By: /s/ Philip C. Lauinger III
                                 Name:  Philip  C.  Lauinger  III
                                 Title: Vice President & Manager



                         UNION BANK OF CALIFORNIA, N.A.


                         By: /s/ Richard P. DeGrey
                               Name: Richard P. DeGrey
                               Title: Vice President



                         BANK UNITED


                         By: /s/ Mario Chiodetti
                               Name: Mario Chiodetti
                               Title: Director